    As filed with the Securities and Exchange Commission on June 20, 1996.
                                                 Registration No. 333-__________

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                                   FORM S-8
                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933
                       CBT GROUP PUBLIC LIMITED COMPANY
            (Exact Name of Registrant as Specified in Its Charter)


       REPUBLIC OF IRELAND                                NONE
 (State or Other Jurisdiction of            (I.R.S. Employer Identification No.)
  Incorporation or Organization)


                            2(b) CLONSKEAGH SQUARE
                                   DUBLIN 14
                                    IRELAND
                    (Address of Principal Executive Offices)

                                 CBT GROUP PLC
                             1994 SHARE OPTION PLAN
                            (Full Title of the Plan)

                               Gregory M. Priest
                  Vice President and Chief Financial Officer
                             CBT Systems USA, Ltd.
                     400 Oyster Point Boulevard, Suite 401
                         South San Francisco, CA 94080
                    (Name and Address of Agent for Service)

                                (415) 737-9050
         (Telephone Number, Including Area Code, of Agent for Service)

                            _______________________

                                    Copy to:

                             Alan K. Austin, Esq.
                   Wilson, Sonsini, Goodrich & Rosati, P.C.
                              650 Page Mill Road
                             Palo Alto, CA  94304

                              ___________________

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
    Title of Securities            Amount
          to be                     to be           Proposed Maximum              Proposed Maximum             Amount of
        Registered               Registered      Offering Price Per Share      Aggregate Offering Price     Registration Fee
- -----------------------------------------------------------------------------------------------------------------------------
Ordinary Shares, nominal
 value IR37.5p per share(1)
- -   Ordinary Shares Reserved       860,376(2)            $40.25(3)                $34,630,134 (3)                 $11,941.00
 Under the 1994 Share Option Plan
Total                                                                                                             $11,941.00
=============================================================================================================================

(1) On May 15, 1996, the Registrant effected a two-for-one split of its outstanding American Depositary Shares ("ADSs") whereby each issued and outstanding ADS would represent one-half of one Ordinary Share.

(2) Represents the total number of ADSs which may be issued in connection with the exercise of options to purchase 430,188 Ordinary Shares of the Registrant.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), calculated on the basis of $40.25, which amount represents the average of the high and low prices for the Registrant's ADSs as reported on the Nasdaq National Market on June 19, 1996.

     The Registrant hereby incorporates by reference in this Registration Statement the contents of the Registrant's previously filed Registration Statement on Form S-8 (File No. 33-94300).

     The following Exhibits are submitted as part of the Registration Statement:

Exhibit Number                 Description
- --------------   ----------------------------------------
     5.1         Opinion of counsel as to the legality
                 of the securities being registered.

    23.1         Consent of independent accountants.

    23.2         Consent of counsel (contained in
                 Exhibit 5.1).

    24.1         Power of Attorney (see page 3 of this
                 Registration Statement).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 20th day of June, 1996.


                              CBT GROUP PUBLIC LIMITED COMPANY

                              /s/ Gregory M. Priest
                              ___________________________________________
                              Gregory M. Priest,
                              Vice President, Finance and
                              Chief Financial Officer


                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William G. McCabe and Gregory M. Priest jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

SIGNATURE                                     TITLE                     DATE
- -----------------------------   ---------------------------------   -------------
/s/ William G. McCabe           Chairman of the Board, Chief        June 20, 1996
- -----------------------------   Executive Officer and President
William G. McCabe               (Principal Executive Officer)


/s/ Gregory M. Priest           Vice President, Finance, Chief      June 20, 1996
_________________________       Financial Officer and Director
Gregory M. Priest               (Principal Financial Officer)


/s/ John P. Hayes               Group Financial Controller and      June 20, 1996
_________________________       Director (Principal Accounting
John P. Hayes                   Officer)


/s/ John M. Grillos             Director                            June 20, 1996
_________________________
John M. Grillos
                                Director                            June __, 1996
_________________________
Patrick McDonagh
                                Director                            June __, 1996
_________________________
John Fortune

                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC  20549



                                   EXHIBITS


                      Registration Statement on Form S-8
                       Under the Securities Act of 1933

                                 CBT GROUP PLC


                                 June 20, 1996

                               INDEX TO EXHIBITS


 Exhibit
 Number                               Description
 -------           -----------------------------------------------
   5.1             Opinion of counsel as to legality of the
                   securities being registered.

  23.1             Consent of independent accountants.

  23.2             Consent of counsel (contained in Exhibit 5.1).

  24.1             Power of Attorney (see page 3 of this
                   Registration Statement).